UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________________________

FORM 8-K

_____________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2014 (September 3, 2014)

__________________________________

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

_________________________________

Delaware	0-27248	95-3133814
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1831 Michael Faraday Drive
Reston, Virginia 20190
(Address of principal executive offices)
(703) 709-9119
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2014 (the “Closing Date”), Learning Tree International, Inc.’s (the “Company”) wholly- owned subsidiary, Learning Tree International USA, Inc. (“Seller”), closed the previously announced sale of land, improvements, certain other related personal property and appurtenant real property comprising the Seller’s 1831 Michael Faraday Drive, Reston, Virginia property (the “Property”) for an aggregate purchase price of $10.2 million (the “Purchase Price”).

In connection with the sale of the Property, Seller agreed to lease back the entire Property for one year pursuant to the terms of a Deed of Lease (the “Lease”), which was executed concurrently with the closing of the sale transaction. A summary of the material terms of the Lease is as follows:

●	Base Term: Twelve (12) months commencing on the Closing Date.
●	Base Rent: $42,500.00 per month, which amount is net of taxes, insurance and operating costs of the Property. Rent for the Base Term of $510,000 was prepaid at closing.
●	Taxes, Insurance and Operating Expenses: Seller, as tenant, will be responsible for all taxes, insurance and operating expenses of the Property during the term of the Lease.
●	Renewal of Term at Seller’s Option: Up to two (2) consecutive terms of six (6) months each.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference to this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 5, 2014	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Max Shevitz
Max Shevitz
President